Exhibit 10.19

Incentive Compensation Plan

(“ICP”)

Effective October 1, 2023

(Commencing Fiscal Year 2024)

Company
Confidential

Exhibit 10.19

KULICKE AND SOFFA INDUSTRIES, INC.

INCENTIVE COMPENSATION PLAN

Purpose
The purpose of the Kulicke and Soffa Industries, Inc. (“Company” or “K&S”) Incentive Compensation Plan (“Plan” or “ICP”) is to:
•focus the efforts of Plan participants to achieve financial goals and individual objectives and maximize personal performance consistent with the Company’s business strategy
•provide Plan participants with the opportunity to earn an annual ICP award based on Corporate and Business Unit (“BU”) (if appropriate) financial performance and individual performance
•align the interests of our employees and K&S shareholders by providing awards that are commensurate with business performance

Effective Date
This Plan document is effective beginning fiscal 2023, commencing on October 2, 2022. This Plan document and its attachments constitute the entire ICP and supersede any other oral or written agreements dated prior to the effective date. The Plan year is aligned to the K&S fiscal Plan year.

Plan Governance
The Management Development and Compensation Committee (“MDCC”) of the Board of Directors is responsible for reviewing the overall performance and funding of the Company’s incentive plans. Specifically, the MDCC is responsible for:
•determining the criteria and mechanism for funding the Plan
•determining the suspension or reduction of aggregate ICP awards due to current or projected business performance
•determining the primary financial performance metrics
•approving any adjustments to Corporate or BU performance for transition, start-up, or other extraordinary costs and circumstances
•approving the aggregate annual award amounts
•approving all objectives, weightings, targets and payouts to individual Executive Officers
•approving any discretionary adjustments to ICP awards
•delegating routine Plan administration responsibilities to Company management

Company management’s responsibilities include:
•providing summary information and analysis to the MDCC on an annual basis and presenting the aggregate pool for review and approval by the MDCC
•facilitating the collection of financial and individual performance results and award recommendations
•recommending and enforcing eligibility and administration rules, individual ICP target assignments, and the relative performance weightings of Company, BU, and individual performance
•recommending financial performance metrics and funding scales (including threshold, target and maximum performance) for Company and BU awards
•coordinating financial planning and accruals as necessary
•reviewing and verifying all proposed awards before such awards are made
•determining suspension or reduction of non-Executive Officer individual ICP awards due to performance
•counseling the MDCC on the determination of suspension or reduction of aggregate ICP awards due to current or projected business performance
•determining the extent to which internal transfers, promotions, changes in full-or-part-time status and approved leaves of absence impact accruals, targets and actual awards
•interpreting this ICP document and establishing, adopting, or amending any provisions as are necessary for proper administration, consulting where appropriate with the MDCC

Exhibit 10.19

Plan Funding
Funding of the Plan is based on two metrics: Corporate Net Income (“NI”) and Corporate Operating Margin (“OM”).

Funding Scales
The Plan has funding scales for Corporate NI and Corporate OM. Each scale correlates performance results to funding percentages from threshold, to target, to maximum performance. The average of the Corporate NI and Corporate OM funding percentages equals the Corporate Financial Payout which generates the ICP pool. The funding percentages range from zero to 200% of the target according to the Plan funding schedule.

Corporate NI and Corporate OM funding scales are reviewed and approved by the MDCC on an annual basis. Sample funding scales are shown in Appendix 1.

Threshold Performance
Minimum funding for the Plan requires achievement of threshold Corporate NI and Corporate OM performance. If only one of the two thresholds is achieved, funding will be based on the funding scale for the metric that achieved threshold, and only up to 50% of the Plan will be funded. If neither of the two thresholds is achieved, the Plan will not fund and there will not be a payout. Corporate NI and Corporate OM thresholds are reviewed and approved by the MDCC on an annual basis.

Eligibility
To be eligible for payment from the ICP an employee must be:
•classified as regular full-time or regular part-time;
•in a Professional, Management or Executive level position (grade levels P1-P7, M1-M6, E1-E5);
•active on the Company payroll at the start of the fiscal year and
•active on the Company payroll on the last working day of the fiscal year (also see Plan Administration section for new hire or job change eligibility).

Other Incentive Plans
Participants in the ICP will not be eligible to participate concurrently in any other Company provided incentive or sales compensation program (i.e. Sales Incentive Plan (“SIP”)). Employees in locations with bonus months normally paid in addition to the standard 12-month payroll or with non-Company-wide bonus plans (i.e. production bonus) will not be excluded from the SS Plan because of those situations.

Performance Measures, Performance Components and Award Calculations
The performance measurement period is the full fiscal year and payout will be based on full fiscal year financial results (defined below) annually.

Performance Measures
There are four performance measures to determine a participant’s annual award.
•Corporate Net Income at the close of the fiscal year
•Corporate Operating Margin at the close of the fiscal year
•Business Unit Scorecard at the close of the fiscal year
◦BU Scorecards are set on an annual basis by a Scorecard Committee consisting of the CEO, CFO, and the BU Heads
◦The BU Scorecard metrics consist of financial components (BU Revenue and BU Direct Operating Margin) and non-financial components deemed important to drive sustainable success in the marketplace such as research and development, market share and customer penetration, and quality goals
•Individual Performance based on the employee’s Performance Rating on a scale of 1-5

Exhibit 10.19
For participants in Corporate roles, the financial performance measures consist of Corporate NI and Corporate OM, each weighted 50%.

For participants in BU roles, the financial measures consist of Corporate Financial Performance and the BU Scorecard results.
•If a participant’s role involves working with two BUs that participant may have a split BU in which the BU Scorecard result for each will be used. In a split BU one of the BUs must be allocated at least 20% of the full BU component weighting. Allocation of split BUs must be in increments of 10%.

Performance Components
Two performance components are used to calculate awards, the financial component and the individual component. The weightings of each component are based on the participant’s grade level, and whether the participant is in a Corporate or BU position.

Note: For the Executive Leadership Team (“ELT”) the calculation of awards is based on Corporate Financial Performance only.

Weighting of Financial Performance Measures - For Participants in Corporate Positions
Career Level	Salary Grade	Financial		Individual
		Corp NI	Corp OM
VP Below ELT	E1	37.5%	37.5%	25.0%
Directors	M5-M6	30.0%	30.0%	40.0%
Management	M1-M4	25.0%	25.0%	50.0%
Professional	P1-P7	20.0%	20.0%	60.0%

Weighting of Financial Performance Measures - For Participants Associated With a BU
Career Level	Salary Grade	Financial			Individual
		Corp NI	Corp OM	BU Scorecard
VP Below ELT	E1	25.0%	25.0%	35.0%	15.0%
Directors	M5-M6	20.0%	20.0%	30.0%	30.0%
Management	M1-M4	15.0%	15.0%	20.0%	50.0%
Professional	P1-P7	12.0%	12.0%	16.0%	60.0%

Individual Component
The ICP Individual Component award pool is calculated as the sum of all participants’ individual ICP target multiplied by the individual component weighting modified by the Corporate Financial Performance. Managers will allocate the individual component for each participant based on the available pool and considering the participant’s individual performance rating.

Incentive Target
Participant’s ICP target is based on a percentage of the employee’s annual base salary. Targets are determined for each grade level based on market competitive practice. Targets for the ELT are individually market priced. The ICP target structure is shown in Appendix 2.

Individual awards can range from 0% to 200% of the target incentive (capped at 200% of target incentive).

Calculation Methodology
Corporate NI, Corporate OM and BU Scorecard performance measures are based on actual achievement against targets according to the funding scale.

Corporate Financial Payout is calculated as the average of the Corporate NI payout funding and Corporate OM payout funding. The maximum Corporate Financial Payout is 200%.

Exhibit 10.19
Individual Component Payout is modified by the Corporate Financial Payout.

BU Scorecard Payout is modified by the Corporate Financial Payout and the Individual Component Payout.

Calculation of Awards

Sample Calculations are shown in Appendix 3.

Exhibit 10.19
Payment Form and Timing
All awards will be paid in cash (via check or direct deposit), subject to all tax and withholding under applicable country laws and regulations, and Company policy in effect at the time.

Timing of awards payout is subject to the timing of the MDCC meetings, during which awards are approved, and the timing of payroll processing. Payments (if any) will be made as soon as administratively practicable after approval.

Dispute Resolution
With exception of the ELT, the CEO and Vice President of Human Resources shall have complete discretion concerning the determination of ICP awards under the Plan, and the decision of the CEO shall be final and conclusive. Any disputes regarding ICP eligibility or an award must be communicated in writing to the Vice President of Human Resources within thirty (30) days from the date an ICP award would otherwise have been paid with respect to that fiscal year.

Other Important Details
•The Incentive Compensation Plan may be amended, suspended, terminated or reinstated at any time with the approval of the MDCC.
•Participant’s Base Salary will remain the basis for life insurance, accidental death and disability and long and short-term disability and the like.
•As a condition of receiving benefits under the Plan, all Participants agree to respect the confidentiality of K&S’s financial and other business critical information.
•This Plan will be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of law, as to all matters, including, but not limited to, matters of validity, construction and performance.
•The Plan shall be administered in accordance with Section 409(A) of the Internal Revenue Code of 1986, as amended (“Code”).
•Participants may not sell, assign, transfer, pledge or encumber any expectation of or right to an award under this Plan and any attempt to do so shall be void.
•K&S is an at-will employer. Participation in the Plan or any enhancement of the Plan does not impact this fact in any way.
•Inclusion in this Plan does not constitute a guarantee of employment or specific earnings.
•Nothing in this Plan shall act as an expressed or implied contract, a guarantee or commitment for an employee to be or to continue to be a Participant in the Plan, to receive payments under the Plan, or to be retained in the employment of K&S.

Definitions
This list is intended to provide definitions for most business terms used in this Plan Document but may not be all inclusive of terms used.
Award or Incentive Award – the incentive payment made to a participant under this Plan, which is based on the achievement of Corporate, Business Unit and Individual Performance Goals and the participant’s Incentive Target
Base Salary – the annualized rate of base salary compensation paid to a participant
Board of Directors – the Board of Directors of Kulicke and Soffa Industries, Inc.
Business Unit Direct Operating Margin (“BU DOM”) - Direct Operating Profit / Revenue (in %) (Excluding corporate service and shared expense charges)
Company – Kulicke and Soffa Industries, Inc., its subsidiaries, and any successor thereto
Executive Leadership Team (“ELT”) – the executive team of the Company including the CEO, and direct reports to the CEO
Executive Officer – An individual designation by the Kulicke and Soffa Industries, Inc. Board of Directors as an Officer of the Company
Fiscal Year – the business year as defined by finance
Incentive Target – the percentage of a participant’s base salary established as the basis for his or her ICP award. The actual ICP award, if any, may equal, exceed, or fall below the ICP target based on Corporate, Business Unit and Individual performance
Management Development and Compensation Committee (“MDCC”) – the committee of the Board of Directors accountable for aspects of the Plan

Exhibit 10.19
Net Income (“NI”) – Revenue less expenses, interest and taxes. The MDCC has the authority to exclude any unusual or extraordinary items from the calculation
Operating Margin (“OM”) - Operating Income / Revenue (in %)
Participant – an employee of Kulicke and Soffa Industries Inc. who is eligible to participate in the Plan
Plan – this Kulicke and Soffa Industries Inc. Incentive Compensation Plan (“ICP”)
Plan Year – the fiscal year of the Company
Reduction in Force – involuntary termination due to a K&S reorganization or cost containment measures
Retirement – termination of a regular full-time or part-time employee who is at least 50 years of age, has at least 3 years of service, and age and service equal at least 60
Sales Incentive Plan (“SIP”) - an incentive plan of the Company, different from this Plan, intended to motivate certain sales employees to achieve defined sales objectives
Success Shares Plan – an incentive plan of the Company, different from this Plan, intended to motivate participants (see Appendix 2) to support Company objectives by sharing in the financial success of the Company

Plan Administration
Treatment of eligibility or calculation of award based on changes to a participant’s job or employment status.

New Hires
Hire Date	Proration of ICP Payout
During the fiscal year before the start of 4th fiscal quarter (October – June)	Proration based on number of calendar days from date of hire to end of fiscal year
During 4th fiscal quarter (July – September)	Not eligible

Terminations During the Fiscal Year
Reason for Termination	Treatment
Voluntary termination	Not eligible for payout
Involuntary termination due to retirement, death, permanent disability, or a reduction in force
Eligible for prorated payout based on number of full months completed in the fiscal year divided by 12
Example: Termination occurs in mid-August. Number of completed months during fiscal year = 10 (October through July). Eligible for 10/12 pro-rata payout
Payout will be based on participant’s ICP target at 100%
Assumes 100% Corporate/BU financial performance and individual results scored at 100%). Paid at termination

Involuntary termination for cause / performance issues	Not eligible for payout

Leaves
Type of Leave	Treatment
Annual leave / vacation and government mandated military leave	No proration
All other leaves
No proration if accumulated number of leave days is less than 6 work weeks during fiscal year

If accumulated number of leave days is equal to or greater than 6 work weeks during fiscal year, the participant’s award is prorated based on the number of calendar days worked (not on leave) in the fiscal year

Exhibit 10.19
Plan Administration (continued)

Promotions, Salary Change, Job Code Change
Circumstance	Transition / Change Date	Treatment
Participant has a job change which affects salary or ICP target	Anytime during the fiscal year
ICP award is prorated based on the number of calendar days worked in the fiscal year in each different salary and/or ICP target, based on transition/change date.

Example: Participant moves from a job with 8% target incentive at 40,000 salary to 10% target incentive at 50,000 salary July 1 (fiscal 2H)
1st half: 8% x 40,000 x 50% + 10% x 50,000 x 50

ICP BU / ICP BU Split Changes
Transition Date	Treatment
Anytime during fiscal year
A proration based on the number of calendar days spent in each BU/BU split will be calculated and the appropriate weighting applied to the BU Scorecard component based on the BU scorecard achievement at the end of the year

Example: Participant has BU split of 60/40 BB/WB at the beginning of the fiscal year and moves to BU split of 60/40 WB/Blades at the beginning of the fiscal 2H
1st half: BB: 60% of 50% = 30% + WB: 40% of 50% = 20%
plus
2nd half: WB: 60% of 50% (2H) = 30% + Blades: 40% of 50% (2H)= 20%

Transition to ICP from Success Share (SS) Plan
Transition Date	Treatment
Anytime during fiscal year
Participant’s SS award is prorated based on the number of calendar days worked in the fiscal quarter during which the participant is in the SS Plan, based on transition date

Participant’s ICP award is prorated based on the number of calendar days worked in the fiscal year during which the participant is in the ICP, based on transition date.
Example: Participant transitions from SS to ICP February 1
Eligible for prorated 2Q SS payment for January 1 to January 31
Eligible for ICP from February 1 thru end of fiscal year

Exhibit 10.19
Plan Administration (continued)

Transition To and From SIP
Transition Date	Treatment
Anytime during fiscal year
Participant will be eligible for prorated payouts for each of the plans based on transition date. SIP payment eligibility begins or ends with transition date. Participant’s ICP award is prorated based on the number of calendar days worked in the fiscal year during the period for which the participant is in the ICP, based on transition date

Example: Transition date of February 1 from SIP to ICP
Eligible for quarterly SIP payment for Q2 up to January 31
Participant will not be eligible for any credited sales after transition date from SIP

Example: Transition date of February 1 from ICP to SIP
Eligible for pro-rated ICP payout from October through January 31
Eligible for quarterly SIP payment for Q2 for any sales payments from February 1

Cross Country Transfers
Circumstance	Transition / Change Date	Treatment
Participant moves from one country and localized in another country	Anytime during the fiscal year
Payout will be prorated based on transition date based on the target incentive and salary at the time of the transition and the target incentive and salary at the end of the fiscal year. The total ICP payment will be made in the local currency at the end of the fiscal year.

The prorated ICP payment prior to the Transition date will be converted to local currency based on the exchange rate at the end of the fiscal year.

In all cases, eligibility for any prorated award is contingent on meeting all other conditions and requirements of the Plan.

Exhibit 10.19
Appendix 1

FY23 Quarterly Corporate Net Income Funding Scale*

FY23
	NI ($M USD)	ICP Funding
Maximum	357.614	200%
	314.059	175%
	270.503	150%
	226.950	125%
Target	183.392	100%
	140.604	75%
	97.815	50%
Threshold	55.018	25%

*Net Income results are weighted 50% of overall Corporate Performance Measure. Interpolation will be applied between each of the discreet points in the scale.

The Net Income target will be periodically reviewed and may be adjusted in future fiscal years based on K&S and peer company performance.

_____________________________________________________________________________________________

FY23 Corporate Operating Margin Funding Scale*

	OM	ICP Funding
Maximum	33.83%	200%
	29.71%	175%
	25.59%	150%
	21.47%	125%
Target	17.35%	100%
	13.30%	75%
	9.25%	50%
Threshold	5.21%	25%

*Operating Margin % results are weighted 50% of the overall Corporate Financial Performance Measure. Interpolation will be applied between each of the discreet points in the scale.

Operating Margin targets will be reviewed annually, and are determined based on K&S and peer company performance

Exhibit 10.19

Appendix 2

Incentive Target Structure

Senior Management
E3
E2
E1
M6 (30%)
P7 (30%)
Management track through Senior Director
M5 (25%)
P6 (25%)
Individual contributor Professional Track
M4 (18%)
P5 (18%)
M3 (15%)
ICP Plan
P4 (15%)
M2 (12%)
P3 (12%)
M1 (10%)
P2 (10%)
P1 (8%)
S1-S5 (5.5%)
Success Share Plan
Support & Technician Track

Exhibit 10.19
Apppendix 3

Sample ICP Payment Calculations